Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluri Inc. of our report dated September 17, 2025 relating to the financial statements, which appears in Pluri Inc.'s Annual Report on Form 10-K for the year ended June 30, 2025.

Tel Aviv, Israel

September 17, 2025

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited